REGENCY AFFILIATES, INC.

                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (this "Agreement") dated as of August 13, 2004 (the "Grant Date"), is between Regency Affiliates, Inc., a Delaware corporation (the "Company"), and Laurence S. Levy (the "Participant"), relating to options to purchase shares of Stock, which options are granted under the Regency Affiliates, Inc. 2003 Stock Incentive Plan, as amended (the "Plan"). Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings ascribed to such terms in the Plan.

1. Grant of Stock Option, Option Price and Term.

      (a) The Company grants to the Participant a Non-Qualified Stock Option (the "Stock Option") to purchase 50,000 shares of Stock of the Company ("Option Shares") at a price of $2.01 per share ("Option Price"), subject to the provisions of the Plan and the terms and conditions herein.

      (b) The term of this Stock Option shall be a period of 10 years from June 10, 2004 unless earlier terminated as provided herein and in the Plan (the "Option Period"). During the Option Period, subject to the provisions contained herein and in the Plan, the Stock Option shall be fully vested and exercisable on the Grant Date.

      Notwithstanding the foregoing, in the event the Participant incurs a termination of employment for any reason whatsoever as an employee of the Company or an Affiliate, the provisions of Section 4 of the Plan relating to the expiration of the Stock Option upon a termination of employment shall apply.

      (c) The Stock Option granted hereunder is designated as a non-qualified stock option which is not transferable by the Participant except to a Family Member, as provided in Section 4 of the Plan, or by will or the laws of descent and distribution.

2. Exercise.

      The Stock Option shall be exercisable during the Participant's lifetime only by the Participant (or his Representative), and after the Participant's death only by a Representative. The Stock Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall only be made as specified in the Plan. If any part of the payment of the Option Price is made in shares of Stock, such shares shall be valued by using their Fair Market Value as of the date of exercise of the Stock Option.

      The Stock Option may not be exercised unless there has been compliance with all the preceding provisions of this Section 2, and, for all purposes of this Agreement, the date of the exercise of the Stock Option shall be the date

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upon which there is compliance with all such requirements. The Committee may deny any method of exercise permitted hereunder if such method would result in liability under Federal or state securities law to the Participant or the Company or result in an expense charge to the Company.

3. Payment of Withholding Taxes.

      If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Stock Option, the Participant shall be required to pay such amount to the Company, as provided in the Plan. The Participant acknowledges and agrees that he is responsible for the tax consequences associated with the grant of the Stock Option and its exercise.

4. Changes in Company's Capital Structure.

      The existence of this Stock Option will not affect in any way the right or authority of the Company or its stockholders to make or authorize (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (b) any merger or consolidation of the Company's capital structure or its business; (c) any merger or consolidation of the Company; (d) any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof; (e) the dissolution or liquidation of the Company; (f) any sale or transfer of all or any part of its assets or business; or (g) any other corporate act or proceeding, whether of a similar character or otherwise.

      In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the Committee shall take such actions, as are provided for in the Plan.

5. Plan.

      The Stock Option is granted pursuant to the Plan, and the Stock Option and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited.

6. Employment Rights.

      No provision of this Agreement or of the Stock Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or any Affiliates to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Affiliate.


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7. Governing Law.

      This Agreement and the Stock Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law), except to the extent Federal laws would be mandatorily applicable.

8. Waiver; Cumulative Rights.

      The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

9. Notices.

      Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its then corporate headquarters, and the Participant at his address as shown on the Company's records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

                  [Remainder of page intentionally left blank.
                            Signature page follows.]


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            IN WITNESS WHEREOF, the Company has caused this Stock Option
Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

REGENCY AFFILIATES, INC.


       /s/ Neil N. Hasson                          /s/ Laurence S. Levy
-----------------------------                      -----------------------------
Name:  Neil N. Hasson                              Laurence S. Levy
Title: Vice President


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